
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to sucyh financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      42,425,580
<SECURITIES>                                         0
<RECEIVABLES>                                  326,773<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              44,021,549<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                44,021,549<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             6,331,950<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,212,325
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              4,119,625
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              4,119,625
<CHANGES>                                            0
<NET-INCOME>                                 4,119,625
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interst receivable of $144,095 and due from DWR of $182,678.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,309,371 and net option premiums of $(40,175).
<F3>Liabilities include redemptions payable of $367,445, accrued management fees of $145,383, accrued brokerage commissions of $126,351, common administrative expenses payable of $126,871 and accrued transaction fees and costs of $8,098.
<F4>Total revenue includes realized trading revenue of $6,703,472, net change in unrealized of $(1,271,430) and interest income of $899,908.

